UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 7, 2016
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                      001-37870                                     61-1793262
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

Two Circle Star Way
San Carlos, California 94070
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 7, 2016, TiVo Corporation (formerly known as Titan Technologies Corporation and the successor registrant to Rovi Corporation (“Rovi”)) (the “Company”) completed its acquisition of TiVo Inc. (now known as TiVo Solutions Inc.) (“TiVo Solutions”) as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2016 (the “TiVo 8-K”). This Amendment No. 1 to the TiVo 8-K is being filed solely to include the financial statements and financial information required under Item 9.01, which were excluded from the TiVo 8-K in reliance on paragraph (a)(4) of Item 9.01 of Form 8-K.

ITEM 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The TiVo Solutions' audited consolidated financial statements as of and for the year ended January 31, 2016 included in the TiVo Solutions' Annual Report on Form 10-K for the year ended January 31, 2016, and TiVo Solutions' unaudited condensed consolidated financial statements as of and for the three and six months ended July 31, 2016 included in the TiVo Solutions' Quarterly Report on Form 10-Q for the quarter ended July 31, 2016, in each case together with the notes related thereto, hereby are incorporated by reference into this Item 9.01(a).

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed combined balance sheet as of June 30, 2016, unaudited pro forma condensed combined statement of operations for the three and six months ended June 30, 2016 and the fiscal year ended December 31, 2015, and the notes related thereto that give effect to TiVo Corporation’s acquisition of TiVo Solutions, are filed as Exhibit 99.1 to this amendment and hereby are incorporated by reference into this Item 9.01(b).

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of KPMG LLP, independent registered public accounting firm for TiVo Inc. (now known as TiVo Solutions Inc.)
99.1
Unaudited pro forma condensed combined balance sheet as of June 30, 2016, unaudited pro forma condensed combined statement of operations for the three and six months ended June 30, 2016, and the year ended December 31, 2015, and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date:	By:	/s/ Pamela Sergeeff
November 3, 2016		Pamela Sergeeff
EVP and General Counsel